UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 20, 2006

                             AccuPoll Holding Corp.
                             ----------------------
             (Exact name of registrant as specified in its charter)

                Nevada                  000-32849               11-2751630
                ------                  ---------               ----------
 (State or other jurisdiction    (Commission File Number)     (IRS Employer
       of incorporation)                                    Identification No.)

           15101 Red Hill Avenue, Suite 220, Tustin, California 92780
           ----------------------------------------------------------
              (Address of principal executive offices and Zip Code)

            Registrant's telephone number, including area code: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.03  BANKRUPTCY OR RECEIVERSHIP.

     On February 21, 2006 AccuPoll, Inc., a Delaware corporation and wholly owned subsidiary of AccuPoll Holding Corp. (the "Company"), filed a voluntary bankruptcy case under Chapter 7 of the United States Bankruptcy Code (the "AccuPoll Bankruptcy Petition"). The AccuPoll Bankruptcy Petition was filed in the United States Bankruptcy Court in the Central District of California, case number 06-10164. The date jurisdiction was assumed is February 21, 2006. The bankruptcy trustee is Richard A. Marshack and the date of his appointment is February 21, 2006.

     On February 22, 2006 Z-Prompt, Inc., a California corporation and wholly owned subsidiary of the Company, filed a voluntary bankruptcy case under Chapter 7 of the United States Bankruptcy Code (the "Z-Prompt Bankruptcy Petition"). The Z-Prompt Bankruptcy Petition was filed in the United States Bankruptcy Court in the Central District of California, case number 06-10170. The date jurisdiction was assumed is February 22, 2006. The bankruptcy trustee is Richard A. Marshack and the date of his appointment is February 22, 2006.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     On February 22, 2006 the Company issued Sichenzia Ross Friedman Ference LLP or its nominee(s) 50 million shares of common stock as payment for past legal services rendered to the Company. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 20, 2006, the Company was informed by letter that, effective February 20, 2006, Squar, Milner, Reehl & Williamson, LLP ("Squar Milner") resigned as its independent registered public accounting firm. In doing so, Squar Milner cited (1) the Company's recent public disclosure that filing bankruptcy may be in the best interests of AccuPoll, Inc. (a wholly-owned operating subsidiary of the Company) and (2) the matters discussed in the following two paragraphs. The resignation of Squar Milner was not recommended or approved by the Company's Board of Directors and the Company has not retained an independent registered public accounting firm to replace Squar Milner.

     In assessing the effectiveness as of June 30, 2005 of the Company's internal control over financial reporting ("internal control"), management identified four material weaknesses. As a result, the Company concluded that its internal control was not effective as of that date; Squar Milner's report on the Company's internal control as of June 30, 2005 agreed with such conclusion. One of these material weaknesses is insufficient staffing in the financial reporting and accounting departments regarding the specialized knowledge and expertise in accounting principles generally accepted in the United States ("GAAP") that is necessary to (i) prevent errors in financial reporting and related disclosures and (ii) otherwise comply with accounting pronouncements. Since June 30, 2005, the material weakness cited in the preceding sentence has worsened as a result of the recent resignation of the Company's acting chief financial officer.

     Another material weakness in the Company's internal control is that the Company's formal corporate governance structure is not adequate. With the January 2006 resignation of three directors, the Company's Board of Directors is now without any outside directors. As a result, this material weakness has also worsened since June 30, 2005.

     Squar Milner's report on the Company's consolidated financial statements for the years ended June 30, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The reports referred to in the preceding sentence included a paragraph which stated that there is substantial doubt as to the Company's ability to continue as a going concern.

     During the two fiscal years ended June 30, 2005 and the subsequent period through February 20, 2006, the Company did not have any disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Squar Milner, would have caused Squar Milner to make reference to the subject matter of the disagreement in connection with its reports. As disclosed in the Company's June 30, 2005 Form 10-K filed with the SEC on September 28, 2005, both management and Squar Milner identified four material weaknesses in the Company's internal control. The Company's material weaknesses include the two cited above, and the following: inadequate segregation of duties to support the prevention and timely detection of misstatements in the financial statements and related matters; and inadequate control over access to the Company's network and computer software. The Company's Board of Directors discussed these material weaknesses with Squar Milner, and has authorized Squar Milner to respond fully to any inquiries by the successor accountant relating to such matters.

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     As more fully  explained  below,  Squar Milner has advised the Company that information has recently come to their attention that, if further investigated, may materially impact the fairness and/or reliability of one or more previously issued audit reports, completed interim reviews, and/or the underlying financial statements. Since the Company does not have the in-house expertise or the financial resources to complete the research of the complex accounting issues referenced below and because of Squar Milner's desire to remain in compliance with the profession's independence rules, Squar Milner was unable to perform a full investigation of the matters raised by the SEC inquiries described below and, as a result, Squar Milner was unable to conduct an independent review of these matters.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     The Company's Board of Directors has discussed with Squar Milner the matters set forth below.

     On February 20, 2006, the Company was also informed by letter that, effective February 20, 2006, Squar Milner has withdrawn their audit and review reports (as applicable) relating to the following consolidated financial statements ("F/S") of the Company: the F/S as of and for the years ended June 30, 2003-2005, the unaudited interim F/S filed with the Company's Form 10-Q for each of the quarters during the two-year period ended June 30, 2005, and the unaudited interim F/S filed with the Company's Form 10-Q for the quarter ended September 30, 2005. The withdrawal of the reports described in the preceding sentence includes all of Squar Milner's re-issued reports relating to any such F/S that have been restated and included in an amended 1934 Act filing and/or in a not-yet-effective registration statement. Accordingly, the Squar Milner reports described in this paragraph should no longer be associated with any of the Company's F/S referenced above.

     Because of the action described in the preceding paragraph, the Company's published financial statements as of the dates and for the periods cited above, the related Squar Milner audit and other reports, and any related earnings press releases can no longer be relied upon.

     Effective February 20, 2006, Squar Milner has also withdrawn all of their consents dated after January 30, 2005 relating to the Company's Form S-1 registration statement (registration number 333-122425) originally filed with the SEC on January 31, 2005. The Company presently expects to file a Form RW with the SEC to withdraw such registration statement.

     The Company has received comment letters dated December 8, 2005 and February 14, 2006 from the SEC (the "SEC comment letters") resulting from their review of certain pre-effective amendments of the Company's aforementioned registration statement and the Company's periodic reports on Forms 10-Q and 10-K filed for the periods since September 30, 2004. The SEC comment letters have inquired about some very complex accounting issues. With the recent departure of the Company's acting chief financial officer, the Company does not presently employ anyone who has the level of expertise that is necessary to complete the research of such issues. Furthermore, the Company is not financially able to pay an outside consultant to review these issues, form conclusions as to the required accounting, and (if necessary) prepare restated financial statements and amend the related SEC filings.

     In addition, management may need to seek further understanding of the SEC's interpretation of GAAP associated with some of the issues referenced above. Thus, before reaching any conclusions, it may also be necessary for a Company representative to engage in technical discussions with the SEC staff to explore these accounting matters that could have a significant impact on the Company's financial statements. However, for reasons explained below, the Company is presently unable to complete the steps required to respond to the SEC and have so informed Squar Milner.

     It is management's responsibility to complete the research necessary to fully respond to the SEC's comments after developing the Company's position with respect to the aforementioned accounting issues. Since doing so is a management function, our former independent auditors were unable to perform these tasks on our behalf without clearly impairing their independence. Management has not made a final determination as to whether any of the Company's past F/S include material departures from GAAP. However, because some of the Company's financial statements as of the dates and/or for the periods stated above may contain material departures from GAAP and since management has been unable to conclude on these matters for the reasons cited above, Squar Milner has informed us that pursuant to professional standards they must withdraw their audit and other reports described above.

     On February 22, 2006, the Company provided Squar Milner with a copy of the disclosures it is making in response to Items 4.01 and 4.02 of this Form 8-K, and has requested that Squar Milner furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements within ten business days of filing this Form 8-K. Such letter is filed herewith as Exhibit 16.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


Exhibit
Number                               Description
------------------  ----------------------------------------------------------
16.1 Letter dated February 22, 2006 from Squar, Milner, Reehl & Williamson, LLP, as referenced in the last paragraph of Item
                    4.02 of this Form 8-K









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Accupoll Holding Corp.


Date: February 23, 2006                     /s/ Dennis Vadura
                                            ------------------------------
                                            Dennis Vadura
                                            Chief Reorganization Officer